UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2015

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2015, Autoliv, Inc. (the “Company”) and Mats Wallin, the Company’s Chief Financial Officer and Group VP, Finance, mutually agreed that Mr. Wallin would step down as the Company’s Chief Financial Officer and Group Vice President, Finance, effective as of a date no later than July 31, 2016. Mr. Wallin will receive a severance as described for a termination without cause under his employment agreement as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2015, which description is incorporated herein by reference. Pursuant to a separation agreement between Mr. Wallin and the Company, Mr. Wallin has agreed to remain in his position until his successor has joined the Company. In consideration thereof, Mr. Wallin will also receive his short-term cash incentive award for 2016, subject to meeting applicable performance objectives, and an additional lump sum cash payment equal to three months of his base salary. The foregoing description of the separation agreement with Mr. Wallin is only a summary and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ending December 31, 2015.

On November 25, 2015, the Company announced the appointment of Mats Backman as the Company’s new Chief Financial Officer and Group Vice President, Finance, effective upon the date that Mr. Wallin no longer serves as Chief Financial Officer. Prior to his appointment with the Company, Mr. Backman, age 47, has since 2013 served as Executive Vice President and Chief Financial Officer of Sandvik AB (“Sandvik”). Mr. Backman has been with Sandvik since 2007, and also served as its Acting President and Chief Executive Officer from August 2015 through October 2015, its Senior Vice President & Chief Financial Officer, Tooling from 2012 to 2013, and its Chief Financial Officer, IT & Business Development, Sandvik Machining Solutions from 2009 to 2012. Mr. Backman has a BSc in Business Administration & Economics from the University of Stockholm in Sweden.

In connection with his appointment as Chief Financial Officer and Group Vice President, Finance, Mr. Backman will enter into the Company’s standard form of executive employment agreement, pursuant to which he will receive an annual compensation of: (i) a base salary at the rate of 5,200,000 Swedish krona; (ii) a short-term cash incentive target award opportunity of 45% of base salary; (iii) participation in the Company’s 2016 long-term equity incentive award with a target grant date value currently estimated to be approximately $360,500; (iv) annual Company contributions to a defined contribution plan equal to 35% of his base salary; and (v) certain additional benefits customarily provided to the Company’s other executive officers, including a company car and health insurance coverage. In addition, in the event Mr. Backman’s employment is terminated by the Company without cause or if he resigns for good reason, he will receive a lump sum severance payment equal to one and one-half times his then-current yearly base salary. The foregoing description of the employment agreement with Mr. Backman is only a summary and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ending December 31, 2015.

A copy of the press release announcing Mr. Wallin’s separation from the Company and the appointment of Mr. Backman is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued on November 25, 2015 by Autoliv, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Group Vice President Legal Affairs, General Counsel and Secretary

Date: November 25, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on November 25, 2015 by Autoliv, Inc.

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